UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2009

VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-33606	98-0501001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
19 Par-La-Ville Road, Hamilton, HM 11 Bermuda
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 278-9000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Validus Holdings, Ltd. (“Validus”) announced on March 31, 2009 that it has delivered a binding offer letter (the “Offer Letter”) to the Board of Directors of IPC Holdings, Ltd. (“IPC”) pursuant to which Validus and IPC would amalgamate (the “Amalgamation”) in a share-for-share exchange valuing IPC shares at an 18.0% premium to IPC’s closing market price on March 30, 2009, subject to the terms and conditions set forth in the Offer Letter and in an Agreement and Plan of Amalgamation (the “Amalgamation Agreement”) that was signed by Validus and delivered to IPC with the Offer Letter.
Validus is prepared to amalgamate with IPC at an exchange ratio of 1.2037 Validus shares per outstanding IPC share, providing a value per IPC share of $29.98 or an 18.0% premium to IPC’s closing share price as of March 30, 2009.
The Board of Directors of Validus has unanimously approved the submission of its binding offer and the delivery of the signed Amalgamation Agreement so that, upon a termination of IPC’s Agreement and Plan of Amalgamation with Max Capital Group Ltd., dated as of March 1, 2009 and amended as of March 5, 2009 (the “Max Plan of Amalgamation”), IPC will be able to sign the Amalgamation Agreement with the certainty of an agreed transaction. Validus’ offer is structured as a tax-free share-for-share transaction and does not require any external financing. It is not conditioned on due diligence.
Validus has reserved the right to withdraw its binding offer if the Board of Directors of IPC has not reached a determination (i) that Validus’ binding offer constitutes a Superior Proposal (as defined in the Max Plan of Amalgamation), (ii) to withdraw its recommendation for the transaction contemplated by the Max Plan of Amalgamation and (iii) to make a recommendation for the transaction contemplated by Validus’ binding offer by 5:00 p.m., Bermuda time, on Wednesday, April 15, 2009. Validus has further reserved the right to withdraw its binding offer if IPC subsequently withdraws its recommendation in favor of Validus’ offer or if IPC does not sign the Amalgamation Agreement within two business days after the termination of the Max Plan of Amalgamation.
A copy of the Press Release, including the Offer Letter, is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. A copy of the Amalgamation Agreement is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference. The descriptions of the Offer Letter and the Amalgamation Agreement and the transactions contemplated thereby are not complete and are qualified in their entirety by reference to the Offer Letter and the Amalgamation Agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
Exhibit 99.1	Press Release, dated March 31, 2009, entitled “Validus Holdings Announces ‘Superior Proposal’ For Combination with IPC Holdings,” including the enclosed Offer Letter by Validus Holdings, Ltd., dated as of March 31, 2009

Exhibit 99.2	Agreement and Plan of Amalgamation, dated as of March 31, 2009, among IPC Holdings, Ltd. (signature pending), Validus Holdings, Ltd. and Validus Ltd.

EXHIBIT INDEX

Exhibit	Description
Exhibit 99.1	Press Release, dated March 31, 2009, entitled “Validus Holdings Announces ‘Superior Proposal’ For Combination with IPC Holdings,” including the enclosed Offer Letter by Validus Holdings, Ltd., dated as of March 31, 2009

Exhibit 99.2	Agreement and Plan of Amalgamation, dated as of March 31, 2009, among IPC Holdings, Ltd. (signature pending), Validus Holdings, Ltd. and Validus Ltd.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 31, 2009

VALIDUS HOLDINGS, LTD. (Registrant)

By:	/s/ Joseph E. (Jeff) Consolino

Name:	Joseph E. (Jeff) Consolino
Title:	Executive Vice President & Chief Financial Officer